                                                                    Exhibit 99.2

                                 FORM OF PROXY

             PLEASE MARK BOXES IN BLUE OR BLACK INK.         Please mark
                                                             your votes as
                                                             indicated in
                                                             this example    [X]


1. Approving the issuance of 6,315,377 shares of
Class B Common Stock, $0.001 par value per share,        FOR   AGAINST   ABSTAIN
of Diamond in connection with the consummation of
the business combination between Diamond and             [_]     [_]       [_]
Cluster Telecom B.V.


2. Adopting amendments to our Restated Certificate
of Incorporation to (i) change our name to
"DiamondCluster International, Inc." (ii) increase
the aggregate authorized shares of our Class A Common    FOR   AGAINST   ABSTAIN
Stock to 100,000,000 and (iii) permit additional
classes of persons to hold our Class B Common Stock.     [_]     [_]       [_]


3. Electing four directors

FOR All   WITHHOLD authority  WITHHOLD   Nominees are: 01 Donald R. Caldwell
Nominees     only for the     authority                02 Alan C. Kay
           Nominee(s) whose    for all                 03 Michael E. Mikolajczyk
            name(s) I have    nominees                 04 Javier Rubio Planellas
         written to the right

  [_]            [_]             [_]     ---------------------------------------


4. Approving the adoption of the Diamond 2000 Stock      FOR   AGAINST   ABSTAIN
Option Plan and issuance of options thereunder.
                                                         [_]     [_]       [_]


5. Approving an amendment to our Amended and Restated
1998 Equity Incentive Plan.                              [_]     [_]       [_]


6. Confirming the appointment of KPMG LLP as
independent auditors of Diamond for the fiscal year
ending March 31, 2001.                                   [_]     [_]       [_]


7. Transacting such other business as may properly come before the meeting.


*By checking the box to the right I (i) consent to receive proxy           [_]
statements, annual reports and other communications in connection with stockholder meetings by accessing such communications on the Internet at my own cost, and (ii) understand that the Company will no longer distribute hard copies of those communications to me unless and until I revoke my consent by contacting the Company's transfer agent, ChaseMellon Shareholder Services.



Signature                        Signature                        Date
         -----------------------          -----------------------     ----------
Signature(s) should be exactly as the name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signed by attorney, executor, administrator, trustee or guardian, please give full title. SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE

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                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!

                       YOU CAN VOTE IN ONE OF TWO WAYS:


================================================================================

                               VOTE BY INTERNET

                       24 hours a day, seven days a week

Follow the instructions at our Internet Address: http://www.eproxy.com/dtpi. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card.

If you prefer to receive proxy statements, annual reports and other communications in connection with stockholder meetings by accessing such communications on the Internet at your own cost, please mark the box above.

================================================================================


                                      OR


================================================================================

                              VOTE BY PROXY CARD

 Mark, sign, date and promptly return your proxy card in the enclosed envelope.

================================================================================


                      If you intend to vote by Internet,
                THERE IS NO NEED TO MAIL BACK your proxy card.


                             THANK YOU FOR VOTING.

                   DIAMOND TECHNOLOGY PARTNERS INCORPORATED

                             Class A Common Stock

The undersigned stockholder of Diamond Technology Partners Incorporated (the "Company") hereby appoints Melvyn E. Bergstein and Michael E. Mikolajczyk and each of them the attorneys and proxies of the undersigned, with full power of substitution, to vote as directed on the reverse side of this card all of the shares of Class A Common Stock of the Company standing in the name of the undersigned at the close of business on November 2, 2000 at the Annual Meeting of Stockholders to be held in the Signature Room on the 95th Floor, John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois 60611 commencing at 10:00 a.m. on November 21, 2000, and authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting or at any and all adjournments thereof.

If you choose to vote by Internet, your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned your proxy card. If you choose not to vote by Internet, please mark, sign, date the reverse side and promptly return your proxy card.

THIS PROXY IS SOLICITED BY THE COMPANY'S BOARD OF DIRECTORS AND WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED AND IN THE DISCRETION OF THE
PROXY HOLDERS ON ALL MATTERS PROPERLY COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS (INCLUDING ALL DIRECTOR NOMINEES).

                 THIS PROXY IS CONTINUED ON THE REVERSE SIDE.
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                             FOLD AND DETACH HERE

                            YOUR VOTE IS IMPORTANT!
                       You can vote in one of two ways:

     1.   Vote by Internet at our Internet Address: http://www.eproxy.com/dtpi.

                                      or

     2. By mail by promptly returning your completed proxy card in the enclosed envelope.